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                                                                   Exhibit 10.57

                                 NINTH AMENDMENT
                                     TO THE
                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

      WHEREAS, Fisher Scientific International Inc. (the "Company") established and maintains the Fisher Scientific International Inc. Savings and Profit Sharing Plan (the "Plan"); and

      WHEREAS, the Fisher Scientific International Inc. Administrative and Investment Committee (the "Committee") has the authority pursuant to Sections
11.1 and 11.5 of the Plan to amend the Plan; and

      WHEREAS, the Committee desires to clarify and specify that amounts paid to employees as severance payments are not Compensation within the meaning of the Plan and that employees receiving severance payments may not use such severance amounts to make Before-Tax Contributions and/or After-Tax Contributions under the Plan;

      WHEREAS, the Committee desires to impose the six-month suspension on Before-Tax Contributions and/or After-Tax Contributions following a Participant's hardship withdrawal from the Plan in accordance with the Treasury Regulations permitting such suspensions; and

      WHEREAS, the Committee desires to permit a Participant to receive a loan with a term of up to fifteen (15) years for the purchase of a primary residence.

      NOW, THEREFORE, be it resolved as follows:

      RESOLVED, that effective as of the date of this Amendment, Section 1.16 of the Plan (definition of Compensation) is hereby amended by the addition of a new third sentence to read as follows:

      "In addition, Compensation does not include any amount paid as or on account of severance regardless of whether such amounts are paid pursuant to a severance plan, agreement or otherwise.

      RESOLVED, FURTHER, that effective as of August 1, 2004, Section 8.4 of the Plan is amended by the addition of a new subsection (e) to read as follows:

      "(e) A Participant who receives a hardship withdrawal under this Section may not make Before-Tax Contributions and/or After-Tax Contributions to the Plan for the six-month period following the receipt of such hardship withdrawal."

      RESOLVED, FURTHER, that effective as of August 1, 2004, Section 8.5(b) of the Plan is amended by the addition of a new subsection (iii) to read as follows:

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      "(iii) A Participant who receives a hardship withdrawal under this Section may not make Before-Tax Contributions and/or After-Tax Contributions to the Plan for the six-month period following the receipt of such hardship withdrawal."

      RESOLVED, FURTHER, that effective as of August 1, 2004, Section 9.2 of the Plan is amended in its entirety to read as follows:

      9.2 LOAN TERM. The term of a loan shall be determined by the borrower, but shall not exceed five (5) years, except in the case of a purchase of a primary residence for which such term shall not exceed fifteen (15) years.

      RESOLVED, FINALLY, that all other provisions of the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the Fisher Scientific International Inc. Savings and Profit Sharing Plan is amended this 14 day of April, 2004.

                                        ADMINISTRATIVE AND INVESTMENT COMMITTEE

                                        /s/ Paul M. Meister
                                        ------------------------------------
                                        Paul M. Meister

                                        /s/ Todd M. DuChene
                                        ------------------------------------
                                        Todd M. DuChene